Exhibit- (h)(vii)(e)

FIFTH AMENDMENT TO

PARTICIPATION AGREEMENT

This Amendment (the “Amendment”) to the Participation Agreement, dated as of May I, 2002, as amended from time to time (the “Agreement”), by and among The Guardian Insurance & Annuity Company, Inc.(“GIAC”), Guardian Investor Services LLC(“GIS”), AllianceBemstein L.P. (“Adviser”), and AllianceBemstein Investments, Inc. (“Distributor”), is hereby entered into as of March 31, 2015 (the “Effective Date”).

WHEREAS, GIS has entered into the Agreement by and among GIAC, GIS, Adviser and Distributor; and

WHEREAS, on the Effective Date, GIS will voluntarily terminate its status as a registered broker-dealer and, as a result, shall no longer act as distributor of the Contracts (as defined in the Agreement) under the Agreement; and

WHEREAS, on the Effective Date, Park Avenue Securities LLC, a registered broker-dealer and wholly-owned subsidiary of GIAC (“PAS”), shall become the distributor of the Contracts; and

WHEREAS, on the Effective Date, GIS will assign its rights and delegate its obligations under the Agreement to PAS pursuant to an Assignment and Assumption Agreement by and between GIS and PAS dated as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree that:

I.	Effective as of the Effective Date, all references to Guardian Investor Services LLC in the Agreement shall be deleted and replaced by Park Avenue Securities LLC; and

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.

ALLIANCE BERNSTEIN L.P.

By:	/s/ Louis Mangan
Name:	Louis Mangan
Title:	Assistant Secretary

ALLIANCEBERNSTEIN INVESTMENTS, INC.

By:	/s/ Stephen J. Laffey
Name:	Stephen J. Laffey
Title:	Assistant Vice President

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

By:	/s/ Michael Cefole
Name:	Michael Cefole
Title:	President

GUARDIAN INVESTOR SERVICES LLC

By:	/s/ Michael Cefole
Name:	/s/ Michael Cefole
Title:	President

PARK AVENUE SECURITIES LLC

By:	/s/ Michael Cefole
Name:	/s/ Michael Cefole
Title:	Chair, Board of Managers